Submittal for review
GIANT AND SHORETEL CONFIDENTIAL
Exhibit 10.16
CONFIDENTIAL TREATMENT REQUESTED
ODM Product Development and Purchase Agreement
Between
Giant Electronics
And
ShoreTel
     This ODM product development and purchase agreement (“Agreement”) is entered into between Giant Electronic Ltd., a Hong Kong company, with its principal place of business at 7/F., Elite Industrial Building, 135-137 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong (“Giant”), and ShoreTel, Inc. (“ShoreTel”), a California corporation with its principal place of business at 960 Stewart Drive, Sunnyvale, California 94085, USA. This Agreement shall be effective as of May 1, 2003 (“Effective Date”). Giant and ShoreTel are sometimes referred to herein individually as a “Party” or collectively as “the Parties”.
RECITALS
     WHEREAS, Giant is a manufacturer of electronics and data communications equipment, and in conjunction Elite Communication, Inc, (“ECI”) a U.S. company that contracts design work for Giant, is developing Voice Over IP (VoIP) endpoint products and associated software that are designed to be used and deployed with ShoreTel IP based communication products being developed for certain markets, and
     WHEREAS, ShoreTel is a developer of IP based voice communications systems for enterprise customers. ShoreTel is developing the ShoreTel line of IP based communications systems and software, and
     WHEREAS, ShoreTel and Giant desire to develop a joint relationship that will allow them to apply resources to develop tested, interoperable IP telephony products with ShoreTel specific, and
     WHEREAS, ShoreTel agrees to ODM several models of IP telephones (the “Product”) from Giant during the term of the agreement, where ShoreTel will purchase directly from Giant and sell such Product to channels and distribution as established by ShoreTel.
     NOW THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties hereto mutually agree as follows:
TERMS AND CONDITIONS
1. TERM OF THE AGREEMENT

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     This Agreement shall become effective on the date first written above and shall continue for an initial term of three (3) years, after which it shall automatically renew for three (3) successive one (1) year periods unless either party notifies the other in writing at least sixty (60) days prior to the next annual anniversary of its intention not to renew. ShoreTel and Giant entered into a Design and Manufacturing Agreement on May 1, 2003 (the “DMA”). The DMA was intended to set forth the major terms and conditions for this Agreement; hence the terms and conditions of this Agreement supersede those of the DMA.
2. ODM SUPPLY ACTIVITIES
     The purpose of the ODM supply activities is to define the terms for ShoreTel to procure the Product from Giant. The ODM Supply Activities are described in greater detail in Exhibit A – ODM Supply Activities, attached hereto and incorporated herein by reference.
3. PRODUCT DEVELOPMENT AND INTEROPERABILITY
     In consideration of the specific activities associated with the development of the Product for ShoreTel, a non-recurring expense fee (“NRE”) of **** shall be paid by ShoreTel to Giant. This fee shall be due and payable as set forth in Exhibit B. Giant, at its election, may delegate some or all of the development to ECI.
     The product development activities and are described in greater detail in Exhibit B – Product Development and Interoperability Activities, attached hereto and incorporated herein by reference.
4.
     4.1 LICENSE GRANTS
     ShoreTel grants Giant a royalty free, non-transferable, non-exclusive license to the ShoreTel, client software (in object code format only) and documentation solely for the purpose of developing products that are interoperable with ShoreTel telephony products. Such License is granted only during the period and under the terms of this agreement
     Giant grants to ShoreTel a non-exclusive, non-transferable, royalty-free, world wide license to use Giant technology (and any ECI technology licensed by Giant) associated with IP telephony, solely for the purpose of assuring that Giant IP telephony products properly operate with ShoreTel products.
     This license is granted only during the period and under the terms of this agreement.
     Giant grants to ShoreTel associated right to load firmware as mutually developed, verified and released for end user installations to the phones via the Shoreware server.

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     This includes maintenance and diagnostic utilities that reside and execute on a processor other than the phones.
     4.2 COPYRIGHT NOTICES
     Each party shall ensure that all copies of its software or collateral material in its possession or control incorporates copyright and other proprietary notices in the manner that such party incorporate such notices, or in any manner reasonably requested by the other party.
     4.3 TECHNICAL SUPPORT
     The parties agree that customer technical support programs to support end users and resellers will be developed by ShoreTel. Giant agrees to provide, upon request, reasonable technical assistance and information to ShoreTel. For those problems not easily isolated, Giant and ShoreTel agree to cooperate in troubleshooting through identification of root cause. The Parties agree to develop and document an escalation process to ensure effective hand-off of Product problems to Giant. Giant warrants that the software will perform to specifications detailed on Exhibit B and agrees to perform necessary bug fixes in a timely manner. In the event a model of the Product is manufacturing discontinued, Giant will provide support for the product for subsequent period of three (3) years.
5. PUBLICITY
     Except as may be required by law, neither party shall, without the other party’s prior written consent, which shall not be unreasonably withheld:
(a)	Make any news release, public announcement, denial or confirmation of this agreement or its subject matter; or

(b)	In any manner advertise or public the fact that they have contracted hereunder.
6. CONFIDENTIALITY
     During the course of this Agreement, each party may disclose to the other certain proprietary or confidential information, which shall be received in confidence and not revealed to third parties or applied to users other than recipient’s performance of its obligations hereunder. A mutual nondisclosure agreement, attached hereto as Exhibit C was previously executed. The term of this previously executed nondisclosure agreement is hereby extended to be co-terminous with this Agreement.
7. TERMINATION
7.1 Termination for Convenience. Either party may terminate this Agreement, at will, at any time, with or without cause, by written notice to the other given not less than one hundred twenty (120) days prior to the effective date of such notice. In no event

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shall either party be liable for compensatory damages as a result of termination of this Agreement pursuant to this Subsection.
7.1.1 Obligations upon termination to continue supply of Products. In the event that Giant exercises a termination of this agreement for convenience, Giant shall guarantee availability of Product for a period of 6 months beyond date of termination and will continue to perform all support and maintenance obligations hereunder for 15 month beyond date of termination.
7.2 Termination of Cause. Either party shall have the right to terminate this Agreement for cause if the other party:
(a)	Fails to perform any material term or condition of this Agreement, and does not remedy the failure with thirty (45) days after receipt of written notice of such default given by the non-defaulting party; or

(b)	Becomes insolvent, files or has filed against it a petition under applicable bankruptcy or insolvency laws which is not dismissed within ninety (90) days, proposes any dissolution, composition or financial reorganization with creditors, makes an assignment for the benefit of creditors, or if a receiver, trustee, custodial or similar agent is appointed or takes possession with respect to any property or business of the defaulting party.
7.3 Obligations upon Termination or Expiration. The termination or expiration of this Agreement shall in no way relieve either party from its obligations to pay the other party any sums accrued hereunder prior to such termination or expiration or from its obligations with regard to Confidential Information or other such provisions of this Agreement that by their nature are intended to survive beyond such termination. Additionally, each party agrees to promptly return any property of the other party within 30 days after termination.
7.4 Manufacturing Rights. In the event that Giant terminates for convenience or ShoreTel terminates for cause, Giant shall grant ShoreTel a paid up license to manufacture Product and shall transfer to ShoreTel within 10 days its intellectual property of the Product along with latest artwork for the PWB and all other information required to manufacture the product.
8. INTELLECTUAL PROPERTY INDEMNITY
With the exception of the required feature implementation in ShoreTel products of **** and ****,
8.1 Giant shall defend, indemnify and hold ShoreTel harmless from any claim that Giant products, or any part thereof, furnished to ShoreTel under this Agreement, infringe any existing patent, trademark or copyright, or misappropriate a trade secret of any third party, provided that Giant (i) is notified promptly in writing of such claim by ShoreTel,

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and (ii) ShoreTel provides reasonable assistance to Giant in the defense of such suit or proceeding.
8.2 Giant shall have the sole control over the defense and/or any settlement of any such claim and shall pay costs and damages finally awarded against ShoreTel.
8.3 In the event Giant products, or any part thereof, are in Giant’s opinion likely to become, or do become the subject of a claim, or are held in any suit or proceeding to constitute an infringement of any patent, copyright, or other proprietary right or any third party, or become the subject of an injunction prohibiting the use thereof, or any settlement requires the use of Giant products to be discontinued, Giant shall at its own option and expense either (i) procure for ShoreTel and customers of ShoreTel the right to continue using said Giant products, (ii) replace the same with non-infringing Giant products with equivalent or better capacity and performance, or (iii) modify the Giant products so they become non-infringing.
8.4 the obligation of indemnification does not apply to any claim, or portion thereof, arising from (i) the use of Giant products, or any part thereof, furnished under this Agreement used in combination with products not supplied by Giant or not specified by Giant, (ii) alteration or modification of any Giant product supplied hereunder, (iii) Giant’s compliance with ShoreTel’s designs, specifications or instructions, or (iv) the use of other than the then current unaltered release of the software product available from Giant; to the extent that the infringement would not have occurred in the absence of such combination modification, compliance with specifications, or use of other than the current release.
9. LIMITATION OF LIABILITY
EXCEPT FOR INDEMNITY OBLIGATIONS HEREUNDER AS THEY APPLY TO THIRD PARTY DAMAGES, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF, EVEN IF THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.
10. DISPUTE RESOLUTION
10.1 Informal Dispute Resolution. The parties shall first use best efforts to resolve any disputes informally. If they are unable to resolve a dispute informally, the party raising the dispute shall submit a written request for escalation to the other party.
10.2 Arbitration. Any dispute arising under or relating to this Agreement, which is not resolved in accordance with Section 10.1, shall be resolved solely by binding arbitration in the state of California pursuant to this section. THE PARTIES EXPRESSLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY. The parties hereby agree to conduct such proceedings in confidence without admission to

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such proceedings by any persons who are not parties to such dispute. Publicity regarding the dispute shall be released only pursuant to joint agreement of the parties.
10.3 Selection of Arbitrator. The arbitration proceedings shall be conducted in accordance with the Commercial Rules of the American Arbitration Association in effect at the time of the request for arbitration, before three (3) neutral arbitrators who have not had any business, employment, or other relationship with Giant or ShoreTel. One arbitrator shall be selected by Giant and the other by ShoreTel, and the third arbitrator shall be selected by the two arbitrators so selected. In the event the two arbitrators cannot agree upon the third arbitrator within fourteen (14) days of both being selected, the parties shall request that the American Arbitration Association appoint such arbitrator, provided that such arbitrator shall have five (5) or more years’ experience in arbitrating hardware and software disputes.
10.4 Procedure. The parties to said dispute shall provide such information, testimony, and evidence as requested or permitted by the arbitrators. The arbitrators shall apply the law chosen by the parties to govern this Agreement, including the applicable statute of limitations for any claims raised. The decision of two or more of the arbitrators shall be final and may be entered as a judgment and enforced in any court having proper jurisdiction. The arbitrators’ decision shall be in writing, and shall include a statement of reasons. The arbitrators shall not be permitted to award punitive or indirect damages.
10.5 Costs. The parties shall bear their own costs and expenses of preparing testimony and presenting witnesses and evidence, including attorneys’ fees and costs. The costs of the American Arbitration Association and the arbitrators shall be borne by the parties to the proceedings equally.
10.6 Injunctive Relief. Nothing in this section shall prevent either party from seeking injunctive or other equitable relief in either the state or federal courts, and both parties submit to the exclusive jurisdiction of such courts for any such claim for relief.
11. GENERAL
11.1 Relationship of the Parties. The parties shall at all times during the term of this Agreement act as, and shall represent themselves to be, independent contractors, and not as an agent or employee of the other Party. Unless specified to the contrary in this agreement, Giant acknowledges that for the purposes of this agreement that it assumes all liabilities and obligations of ECI.
11.2 Entire Agreement. This Agreement is intended as the complete, final and exclusive statement of the terms of the agreement between the parties and supersedes any and all other agreements between them relating to the subject matter hereof. This Agreement may not be modified except on a writing executed by both parties.
11.3 Force Majeure. Neither Party shall be liable to the other Party for any alleged loss or damages resulting from acts of the other Party, acts of civil or military authority, governmental priorities, earthquake, fire, flood, epidemic, quarantine, energy crisis,

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strike, labor trouble, war, riot, accident, shortage, delay in transportation, or any other causes beyond the reasonable control of the Party whose performance is delayed.
11.4 Notices. Notices shall be given in writing to the address stated immediately below, or to such other address as shall be given by either Party to the other in writing. Any notice involving non-performance, termination, or renewal shall be sent by recognized overnight courier or by certified mail, return receipt requested. All other notices may additionally be sent by fax or email with a confirmation of receipt. All notices shall be deemed to have been given and received on the earlier of actual delivery (except that faxes and emails sent on a non-business day will be deemed received on the next business day) or three (3) days from the date of postmark.

To Giant:	To ShoreTel:
Giant Electronics Ltd	ShoreTel
7/F Elite Industrial Bldg.	960 Stewart Drive
135-137 Hoi Bun Road	Sunnyvale, CA 94085
Kwun Tong, Kowloon, Hong Kong	Attn: John Finegan

Attn: CPCHAN	Email: jfineclan@shoretel.com
Email: cp.chan.giant@elitecorp.com	Fax: 408.331.3650
Fax: 852-23436224	Telephone: 408.331.3409
Telephone: 852-27973363
11.5 Waiver. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. Except as expressly provided herein to the contrary, the exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity.
11.6 Severability. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, a modified provision shall be substituted which carries out as nearly as possible the original intent of the parties, and the validity, legality and enforceability of any other remaining provision shall not in any way be affected or impaired thereby.
11.7 Assignment. This Agreement shall not be assigned by either Party without the prior written consent of the other and such consent shall not be unreasonably withheld.
11.8 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND ALL DISPUTES HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT ITS CONFLICT OF LAW RULES. With the exception of the Dispute Resolution provision above, the Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have non-exclusive jurisdiction and venue over all controversies in connection herewith.

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11.9 Attorney’s Fees. In any action to enforce, or arising out of, this Agreement, the prevailing Party shall be entitled to be awarded all court cost and reasonable legal fees incurred.
11.10 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if both parties hereto had signed the same document. All counterparts will be construed together and will constitute one agreement. A facsimile copy or photocopy of this Agreement, including the signature pages hereto, shall be deemed to be an original.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date(s) set forth below.

Giant		ShoreTel

Signature	/s/ Max Loong	Signature	/s/ John Finegan

Printed	Max Loong	Printed	John Finegan

Title	Title

Date	Date

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Submittal for review
GIANT AND SHORETEL CONFIDENTIAL
Giant and ShoreTel ODM Product Development and Purchase Agreement
Exhibit A – ODM Supply Activities

ITEM	DESCRIPTION	TERMS
A.1	Forecast	On a monthly basis, ShoreTel will provide to Giant a 12 month rolling unit forecast for the products. The Forecast is to be used for planning purposes and is in itself non- binding.

A.2	Exclusivity	The Product as released for ShoreTel will be specific and exclusive to ShoreTel. Giant will sell the Product only to ShoreTel. Software mutually developed under this agreement will be utilized only in ShoreTel specific products. Such software shall be issued directly to ShoreTel for their control and distribution with the product(s).

A.3	Payment Terms	Giant shall invoice ShoreTel with each shipment. All payments are due upon receipt of Product at ShoreTel’s U.S. warehouse. Additionally, ShoreTel shall issue a stand-by letter of credit in an amount to approximate two months worth of purchase orders.

A.4	Purchase Orders	Shall be submitted in writing or fax to Giant and shall include:
1. Identification of products ordered, including model and color
2. Quantity to be purchased
3. Price of products ordered
4. Delivery dates
5. Shipping and labeling requirements

A.5	Order Lead Time	Orders are to be placed **** prior to requested delivery date.

A.6	Rush Orders	ShoreTel may place orders requesting less than standard lead time, or immediate delivery. Giant shall use commercially reasonable efforts to fill such rush orders. The parties shall negotiate in good faith the additional cost incurred. Buyer is responsible for any air freight costs for such rush orders.

A.7	Product Warranties	To ShoreTel and its customers, Giant warrants the products shall be new and unused, and shall perform in accordance with the applicable specifications and quality standards as set forth in this agreement and shall be free from defect in materiel and workmanship for a period of fifteen (15) months from the date of shipment by Giant (the “Warranty Period”). During the warranty period, Giant shall repair or replace (at it’s option), and return or deliver to locations designated by ShoreTel within 21 working days, any defective product, providing the defective product is returned to Giant by ShoreTel.

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ITEM	DESCRIPTION	TERMS
A.8	Pricing	For the period commencing with the effective date of this agreement, and extending to December 31, 2004, the following pricing applies. Parties agree to work together to reduce costs after this date. Pricing is based on aggregate target annual volumes of 40,000 each for S1&2 and 20,000 for S6, though first year volumes are estimated to total 25,000 phones. The parties may agree to add models to this agreement as mutually agreed. In subsequent periods the parties may re-negotiate volume pricing schedules.

****

All pricing is FOB Hong Kong. Title and risk of loss for the Products shall pass to ShoreTel upon delivery by Giant to the common carrier at the FOB Point. The parties may agree to add models to this agreement as they are mutually developed.

A.9	Minimum Shipment Quantities	1,000 units of combined models per shipment

A.10	Rescheduling and Mix Changes	ShoreTel may reschedule orders once and for up to **** past original requested ship date provided that such reschedule request is made at least **** prior to original ship date. Color mix and combined S2 and S6 unit mix may be changed up to **** prior to scheduled ship date.

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Submittal for review
GIANT AND SHORETEL CONFIDENTIAL
Giant and ShoreTel ODM Product Development and Purchase Agreement
Exhibit B – Product Development and
Interoperability Activities
DEVELOPMENT OF IP PHONES
WHEREAS, ShoreTel’s communication products require highly interoperable IP phones that provide reliable and specific telephony features on IP networks using the ShoreTel products, and
WHEREAS, Giant, in conjunction with it’s affiliate ECI, is prepared to develop, manufacture and sell IP telephones that will interoperate with ShoreTel products, and
WHEREAS, the IP telephones will comply with an agreed upon specifications which are set forth below
1. DEVELOPMENT PROCESS & MILESTONES
Three models of IP phones, designated below as S1, S2, and S6, will initially be developed. Each party will maintain and track issues associated with development and interoperability and will disclose the tracking and resolution of the issues to the other party.
The parties agree to assign management level focal point contacts in Engineering, Marketing, Quality Assurance, and customer support who will track and resolve issues and report to management the on going status on development and interoperability. The parties agree to conduct periodic progress reviews with the goal of achieving the milestones below.

ITEM	MILESTONE	DATE(S)
1	ShoreTel integration with engineering samples	December 22, 2003
2	ShoreTel Alpha test release	February 16, 2004
3	Beta Release	March 17, 2004
4	GA and Launch	April 30, 2004
2. Requirements for ShoreTel IP Phone Family, version 1.0: Reference document revision 1q dated March 16, 2004
3. Software Interface Requirements for ShoreTel IP Phone Family, version Final: reference Attachment A “Shoreline IP Phone Product Requirements, revision 1 final dated May 5,2004
Revisions
0.1 14 March 2003. First issue.
0.2 24 March 2003. Changes:
•	Added an additional outgoing media stream for conferencing.

•	Configuration changes do not require rebooting.

•	Added display requirements.

•	Added LED interface.

•	Added key down/up interface.

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GIANT AND SHORETEL CONFIDENTIAL
1.0 27 March 2003. Changes:
•	Clarified use of MAC wildcarding in Identification Endpoint section, removing Endpoint ID section.

•	Removed 16-bit linear as a required codec

•	S1 phone does not have wideband microphone/speaker

•	Changed packetization intervals from 5 to 10 ms

•	Removed use of wav files for rings and tones

•	Added local time display

•	Added local interface requirements
4. Quality Specifications
MIL-105E level II, AQL critical 0, major 0.65, minor 2.5 as per Giant’s usual standard
5. NRE
NRE includes SW and HW development, system testing, compliance testing (UL/FCC/CE) and to-be-established MTBF rates and Field quality targets such that DOA does not exceed **** and reject rate for all other reasons does not exceed ****. The total NRE shall be ****. Five sample units of each model phone are included in the NRE. Further, 25 units of each model for use in ShoreTel software testing, 18 units of each model for use in ShoreTel alpha testing and 100 units each of the S1&2 and 50 units of the S6 for use in ShoreTel beta testing will be available for sale to ShoreTel at the same price as for the first production units.
Payment terms for NRE: **** upfront, **** upon engineering sample acceptance, **** upon compliance testing completion. Balance **** to be amortized into the unit cost at an amount of **** per unit until the NRE is fully paid; however all NRE shall be fully paid within 12 months of first production shipment.
6. THIRD PARTY LICENSE FEES
The Product will require licenses to use certain third party technology. Giant & ECI are responsible for procuring such licenses from third party suppliers (e.g. Broadcom, Windriver). In conjunction with these licenses, ShoreTel shall pay a total of **** to Giant with **** paid upfront and the balance upon 1st production shipment of phones.
7. TOOLING
A total of **** will be paid by ShoreTel to Giant for all tooling associated with the Product. Payment terms for such are **** when Giant commits funds to build or have built the tooling and the remainder when first production units are shipped. Upon completion of payments ShoreTel will own all such tooling. Such tooling shall initially be located at Giant facilities but may be moved if ShoreTel so elects.
8. INTELLECTUAL PROPERTY
The general Intellectual Property (“I.P.”) Philosophy is:

*	ShoreTel shall own the I.P. for the Industrial Design provided to ECI, and licenses ECI to use such for the S1, S2 and S6 IP phones.

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*	ECI owns the I.P. for all other parts of the S1, S2 and S6 IP phones, including the ****, **** and **** and assigns Giant the right to use and further license such I.P.
ShoreTel I.P., detail:
ShoreTel will provide all, or part, of the requirement documents identified in the SOW to ECI for the development of the S1, S2 and S6 IP phones.
All of the industrial design and related documentation, including CAD/CAM files mentioned below, will be the intellectual property of ShoreTel. ECI/Giant is permitted use of all of the ShoreTel I.P. to design and manufacture the S1, S2 and S6 IP phones for ShoreTel under the contract developed for such activity. ShoreTel also provides ECI/Giant with the rights to share the listed information with sub-contractors for the S1, S2 and S6 IP phone development only. This sharing does not license ECI/Giant or those sub-contractors to use the information for any other activity, and does not allow for sharing with other parties for any reason, without the written consent of ShoreTel. ECI/Giant will ensure that the sub-contractors not share this information outside the scope of the S1, S2 and S6 IP phone development. Sub-contractors are required to return or destroy all copies of this information upon completion of the project.
ECI I.P., detail:
ECI will provide to ShoreTel artwork and CAD/CAM files on the physical design for all **** and **** of the S1, S2 and S6 IP phones.
The PWB layout/artwork is ECI’s I.P.
ECI owns the I.P. concerning the ****.
ECI owns the I.P. developed for the ****.
All ECI I.P. is licensed for use by Giant and Giant has rights to further license to ShoreTel.
ShoreTel will have royalty free rights to the above intellectual property item supplied by ECI, after completion of payment of NRE (See above for terms).
In the event that Giant decides not to manufacture the S1, S2 and S6 IP phones per the requirements of the contract or is unable to meet agreed upon product or quality specifications, Giant will transfer I.P. ownership of the products to ShoreTel and provide the latest artwork for the PWB and all other information required to manufacture the product.

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Giant and ShoreTel ODM Product Development and Purchase Agreement
Exhibit C – Mutual Non-Disclosure and Other Agreements
A Mutual Non-disclosure Agreement was previously signed that covers disclosures that will be made pursuant to this agreement on May, 2003.
End Exhibit C

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CONFIDENTIAL TREATMENT REQUESTED
Giant/ShoreTel ODM Agreement
Addendum issues for Manufacturing Rights:
To further define ‘material term or condition’ in termination for cause section 7.2a, add:
1.	Failure to deliver (ex-factory) at least **** of monthly orders within one month (or within two months for any shipment Giant elects to ship via air)of originally confirmed delivery date This provision shall not apply, however, if
a.	the delivery failure is the result of an industry wide component shortage and Giant had adequately placed and managed purchase orders for such components.

b.	the delivery failure is caused fully or partially by Shoretel.

c.	Shoretel is in default on payment of Product.

d.	The delivery failure is for the first production shipment of a new product.
As clarification, the confirmed delivery date for an order relates to the confirmation date on the initial placement of a ShoreTel order and not the confirmation date for any pull-ins or other accelerated requests.
2.	Failure to produce product consistent with the sample product approved by ShoreTel and failure to meet initial product quality requirements of less than **** non-functional units (dead on arrival) and less than **** units with a manufacturing defect over any consecutive 3-month period without a mutually agreed upon corrective action plan. This provision shall not apply, however, if
a.	The defect is caused by an IC / CPU problem (e.g. Broadcom chip set, flash memory etc.) that was not caused by assembly or was not detectable when product was shipped.

b.	The defect is caused by changes to other ShoreTel’s products or system software.

c.	If, for business reasons, Shoretel instructs Giant to ship products with the known defect.
Escrow:
Giant agrees to place or allow Elite Communications to place IP (as already defined in the agreement, but which shall not include manufacturing or test processes) in escrow. Giant and ShoreTel shall enter into an Escrow Agreement with a mutually agreeable third party agent and

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Giant shall make deposits to escrow within 90 days of completion of any product development. Such deposits shall include all design documentation, code (excluding IC software source code for which, in the event of an escrow release condition Giant licenses ShoreTel the right to use such IC software source code), drawings and other design materials. Giant agrees to update the escrow deposit with any engineering changes. Upon the execution of this agreement, all current products that have been designed by Giant shall be deposited into escrow. The parties agree that the escrowed materials shall be released to ShoreTel if ShoreTel terminates the ODM for cause as set forth in section 7. The parties also agree that upon termination any ShoreTel owned test equipment and manufacturing tools at Giant will be promptly returned to ShoreTel.
Add:
ShoreTel agrees to pay Giant a royalty of ****of the then current price for each phone manufactured by another manufacturer if ShoreTel receives IP from escrow as a result of termination for cause.

/s/ Max Loong	/s/ John Finegan

Max Loong	John Finegan, CFO

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